UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 5, 2012, Steel Partners Holdings L.P. ("the Company") filed a Current Report on Form 8-K under Item 2.01 to report the consummation on May 31, 2012 of the acquisition of a majority interest in Steel Excel Inc. ("Steel Excel") by subsidiaries of the Company. This Form 8-K/A is being filed to provide the financial statements of Steel Excel and pro forma financial information for the Company.

 Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(1)
Audited financial statements of Steel Excel (formerly ADPT Corporation) as of December 31, 2011 and 2010 and for the years ended December 31, 2011, the nine month period ended December 31, 2010 and for the year ended March 31, 2010, are incorporated in their entirety by reference to Exhibit 99.2 to the Company's Annual Report on Form 10-K filed on March 26, 2012.

(2)	Unaudited financial statements of Steel Excel as of and for the three and six months ended June 30, 2012:

The unaudited condensed consolidated financial statements of Steel Excel as of June 30, 2012 and for the three and six months ended June 30, 2012 and 2011 and the notes related thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Unaudited Pro Forma Financial Information.

An unaudited pro forma balance sheet has not been presented as the acquisition has already been fully reflected in the consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed on August 14, 2012.

Unaudited Pro Forma Financial Information for Steel Partners Holdings L.P.:

Introduction to Unaudited Pro Forma Condensed Combined Financial Information
Condensed Statement of Operations for the six-month period ended June 30, 2012
Condensed Statement of Operations for the year ended December 31, 2011
Notes to Unaudited Pro Forma Condensed Combined Financial Information

  (d)           Exhibits

*2.1 - Share Acquisition Agreement, dated as of April 30, 2012, by and among Steel Excel Inc., BNS Holding, Inc., SWH, Inc. and SPH Group Holdings LLC.

99.1 - Unaudited condensed consolidated financial statements of Steel Excel as of June 30, 2012 and for the three and six months ended June 30, 2012 and 2011.

____________________
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15 , 2012	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer

STEEL PARTNERS HOLDINGS L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial information is presented to reflect the pro forma effects of the acquisition by Steel Partners Holdings L.P. (the “Company”) of a majority interest in Steel Excel Inc. (“Steel Excel”) on May 31, 2012.
An unaudited pro forma balance sheet has not been presented as the acquisition has already been fully reflected in the consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and the fiscal year ended December 31, 2011 (together with the related notes) have been prepared as if the acquisition of the controlling interest in Steel Excel had occurred on January 1, 2011. The unaudited pro forma condensed combined statements of operations of Steel Excel have been derived from the financial statements of Steel Excel which are included or incorporated by reference in this Form 8-K/A.
The historical consolidated financial statements of the Company have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition; (ii) factually supportable; and (iii) expected to have continuing impact on the combined results of the Company and Steel Excel.
The preliminary allocation of the purchase price of Steel Excel used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumption are subject to change upon completion of the valuation of Steel Excel's assets and liabilities. Upon completion of the valuation, we expect to make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements presented below.
The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred if the above transaction had been consummated as of the date indicated above, nor do they purport to represent the financial position and results of operations for future periods. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company and Steel Excel included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q and related amendments.
.

STEEL PARTNERS HOLDINGS L. P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2012
(in thousands, except per unit data)

	Historical
	SPH	Steel Excel	Pro Forma Adjustments		Pro Forma Results
Revenues:
Diversified industrial net sales	$388,952	$39,347	$(4,167)	(4a)	$424,132
Financial services revenue	8,135	—	—		8,135
Investment and other income	125	—	—		125
Net investment gains	16,270	—	—		16,270
	413,482	39,347	(4,167)		448,662
Costs and expenses:
Diversified industrial cost of goods sold	275,234	24,065	(2,291)	(4a)	297,008
Selling, general and administrative	88,425	14,663	(665)	(4a)(4b)	102,423
Finance interest expense	713	—	—		713
(Recovery of) provision for loan losses	(244)	—	—		(244)
Interest expense	7,004	—	(64)	(4a)	6,940
Realized and unrealized (gain) loss on derivatives	(1,541)	—	—		(1,541)
Management fees - related party	3,302	—	—		3,302
Increase in deferred fee liability to related party	11,448	—	—		11,448
Other (income) expense	(884)	52	115	(4a)(4b)	(717)
	383,457	38,780	(2,905)		419,332
Income from continuing operations before income taxes and equity method income (loss)	30,025	567	(1,262)		29,330
Income tax provision	(18,663)	(793)	326		(19,130)
Income (loss) from equity method investments:					—
Income of associated companies, net of taxes	28,619	—	(13,139)	(4c)	15,480
Loss from other investments - related party	(9,010)	—	—		(9,010)
Income from investments held at fair value	8,978	—	—		8,978
Net income (loss) from continuing operations	39,949	(226)	(14,075)		25,648
Net (income) loss from continuing operations attributable to noncontrolling interests in consolidated entities	(5,856)	580	(173)	(4d)	(5,449)
Net income (loss) from continuing operations attributable to common unitholders	$34,093	$354	$(14,248)		$20,199

Net income from continuing operations attributable to common unitholders:
Net income per common unit - basic	$1.21				$0.72
Net income per common unit - diluted	$1.21				$0.72

STEEL PARTNERS HOLDINGS L. P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2011
(in thousands, except per unit data)

	Historical
	SPH	Steel Excel, As Adjusted (Note 3)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Diversified industrial net sales	$700,969	$54,287	$—		$755,256
Financial services revenue	14,921	—	—		14,921
Investment and other income	684	8,328	—		9,012
Net investment losses	(4,352)	—	—		(4,352)
	712,222	62,615	—		774,837
Costs and expenses:
Diversified industrial cost of goods sold	513,741	39,764	—		553,505
Selling, general and administrative	142,031	18,104	—		160,135
Asset impairment charges	1,505	—	—		1,505
Finance interest expense	1,571	—	—		1,571
Provision for loan losses	8	—	—		8
Interest expense	12,424		—		12,424
Realized and unrealized (gain) loss on derivatives	397	—	—		397
Management fees - related party	8,169	—	—		8,169
Decrease in deferred fee liability to related party	(6,107)	—	—		(6,107)
Other income	(7,655)	—	—		(7,655)
	666,084	57,868	—		723,952
Income (loss) from continuing operations before income taxes and equity method income (loss)	46,138	4,747	—		50,885
Income tax benefit (expense)	63,965	(240)	—		63,725
(Loss) income from equity method investments:					—
(Loss) income of associated companies, net of taxes	(13,823)	—	22,092	(4c)	8,269
Loss from other investments - related party	(15,743)	—	—		(15,743)
Net income from continuing operations	80,537	4,507	22,092		107,136
Net (income) loss from continuing operations attributable to noncontrolling interests in consolidated entities:	(45,461)	72	(2,239)	(4c)	(47,628)
Net income (loss) from continuing operations attributable to common unitholders	$35,076	$4,579	$19,853		$59,508

Net income from continuing operations attributable to common unitholders:
Net income per common unit - basic	$1.39				$2.36
Net income per common unit - diluted	$0.98				$1.80

STEEL PARTNERS HOLDINGS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Acquisition of Steel Excel and Basis of Presentation

Acquisition

On May 31, 2012, BNS Holding, Inc. (“BNS”), a subsidiary of the Company, completed its previously announced sale of SWH, Inc. ("SWH"), the parent company of Sun Well Service, Inc. (“Sun Well”). Pursuant to a Share Acquisition Agreement among Steel Excel, BNS, SWH and SPH Group Holdings LLC, dated April 30, 2012 (the “Acquisition Agreement”), the Company sold all of the capital stock of SWH, the parent company of Sun Well, to Steel Excel.
The acquisition price was paid by Steel Excel through the issuance of 2,027,500 shares of its common stock, provisionally valued at $60,825,000, or $30 per share, and approximately $7.9 million of cash. As part of the transaction, approximately $16.0 million of indebtedness owed by Sun Well remained outstanding.
Affiliates of the Company owned approximately 40% of Steel Excel and approximately 85% of BNS prior to the execution of the Acquisition Agreement. As a result of the transaction and certain permitted open market purchases, the Company beneficially owns approximately 51.1% of the outstanding common stock of Steel Excel. Accordingly, the accounting for the investment in Steel Excel has been changed from the equity method to a majority-owned controlled subsidiary and is consolidated with the Company from that date.
Steel Excel is included in the Diversified Industrial segment from the acquisition date. For the periods from January 1, 2012 to May 31, 2012 the investment in Steel Excel is accounted for as an associated company.
Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of a controlling interest in Steel Excel might have affected the Company's historical financial statements if the transaction had been consummated at an earlier time.
An unaudited pro forma balance sheet has not been presented as the acquisition has already been fully reflected in the condensed consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 are presented as if the acquisition of the controlling interest in Steel Excel had occurred on January 1, 2011.
In accordance with ASC Topic 805, Business Combinations , the application of purchase accounting requires that the total purchase price be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding the fair values recorded as goodwill. If the fair value of the assets acquired and liabilities assumed exceeds the fair value of the consideration given, a bargain purchase has occurred which is recorded as a gain on acquisition. The allocation process requires, among other things, an analysis of acquired fixed assets, contracts, and contingencies to identify and record the fair value of all assets acquired and liabilities assumed. In allocating the purchase price to the fair value of the assets acquired and liabilities assumed, the Company utilized, in part, a third-party appraiser to assist us in assessing the fair values of certain components of the assets acquired and liabilities assumed.

Purchase Price Allocation
The following table shows the consideration paid for the controlling interest in Steel Excel. Under the purchase method of accounting, the total purchase price will be allocated to Steel Excel's net tangible and intangible assets based on their estimated fair values at the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. The estimated fair values reflected in the unaudited pro forma condensed combined financial information are preliminary and are based on the most recent available information. The final valuation may result in fair values that are different than the preliminary estimates.

Consideration Paid

Acquisition-date fair value of previously held equity interest	$137,532
Fair value of SWH transferred to Steel Excel	68,747
Less: cash received from Steel Excel for SWH	(7,922)
Total	$198,357

The following table summarizes the preliminary estimates of the fair values of the assets acquired and liabilities assumed at the acquisition date and the fair value of the noncontrolling interest in Steel Excel on the acquisition date:

Amount
Assets:
Cash and cash equivalents	$45,360
Marketable securities	217,526
Accounts receivable	23,435
Prepaid expenses and other current assets	3,081
Property, plant and equipment	75,021
Goodwill	43,750
Identifiable intangible assets	26,869
Other assets	4,181
Total assets acquired	$439,223

Liabilities:
Accounts payable and accrued liabilities	$10,693
Debt	17,569
Other long-term liabilities (tax related)	23,006
Total liabilities assumed	51,268
Fair value of non-controlling interests	189,598
Net assets acquired	$198,357

3. Steel Excel Historical Statements of Operations, As Adjusted

On December 7, 2011, Steel Excel acquired all of the net assets of Rogue Pressure Services, LLC (“Rogue”) for an aggregate purchase price of $30.2 million, which includes cash of $29.0 million and a contingent consideration liability of $1.2 million pursuant to an earn-out clause based on the achievement of certain performance levels. Rogue provides snubbing services (controlled installation and removal of all tubulars - drill strings and production strings) in and out of the wellbore with the well under full pressure, flowtesting, and hydraulic work over/simultaneous operations (allows customers to perform multiple tasks on multiple wells on one pad at the same time).
On February 9, 2012, Steel Excel acquired the business and assets of Eagle Well Services, Inc., which now operates as Well Services Ltd. (“Well Services”) for an aggregate purchase price of $48.1 million in cash. Well Services engages in the business of workover rig well servicing, including down hole well maintenance and workover, down hole well repairs, well completions, well recompletions, well drill outs and clean outs, and well reentry.

The Rogue and Well Services acquisitions have been accounted for under the purchase method of accounting and their results of operations are included in Steel Excel's financial statements since their respective acquisition dates. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 include the historical results of operations of Steel Excel for the period as adjusted for the pro forma effects of the acquisition of Rogue and Eagle by Steel Excel as if Steel Excel had acquired them on January 1, 2011. See below for details of the historical results of Steel Excel, as adjusted, in our unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011:

Year Ended December 31, 2011
	Historical Steel Excel	Rogue 1/1-12/09/11	Well Services 1/1-12/31/11	Pro Forma Adjustments		Historical Steel Excel, as Adjusted
(in thousands)

Net revenues	$2,593	$17,917	$33,777	$—		$54,287
Expenses:
Cost of revenues	1,477	14,648	23,693	(54)	(3a)	39,764
Selling, general and administrative	9,913	446	3,585	4,160	(3b)	18,104
Total operating expenses	11,390	15,094	27,278	4,106		57,868
(Loss) income from operations	(8,797)	2,823	6,499	(4,106)		(3,581)
Interest and other income (expense), net	8,353	(145)	120	—		8,328
Income (loss) from continuing operations before income taxes	(444)	2,678	6,619	(4,106)		4,747
Provision for income taxes	226	—	—	(466)	(3c)	(240)
Net (loss) income	(218)	2,678	6,619	(4,572)		4,507
Net loss attributable to noncontrolling interest	72					72
Net (loss) income attributable to Steel Excel	$(146)	$2,678	$6,619	$(4,572)		4,579

(3a) Represents net adjustment to depreciation expense related to the valuation of property, plant and equipment of Rogue and Eagle.
(3b) Records adjustments for amortization expense on intangible assets recorded at the acquisition dates. These adjustments are a result of increases in these assets to their fair value.
(3c) Reflects pro forma effective tax rate of 5% for Rogue and Well Services relating to state and local taxes.

4. Pro Forma Adjustments:

(4a) To eliminate revenues and expenses for SWH for the month of June 2012 that are included in Steel Excel's revenues and expenses and also in the Company's as Steel Excel's operations are consolidated with the Company's effective June 2012.

(4b) Eliminates $175,000 of intercompany charges for corporate services performed by SP Corporate Services for Steel Excel.
(4c) Eliminates net income (loss) recorded by the Company relating to Steel Excel, which was recorded by the equity method at fair value.
(4d) Adjustment to reflect the pro forma noncontrolling 48.9% interest in Steel Excel's income, resulting from the acquisition by the Company of the 51.1% controlling interest in Steel Excel.